                                                                     EXHIBIT 2.1

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                               PLAN OF CONVERSION


                                       OF


               HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN












              ADOPTED BY THE BOARD OF DIRECTORS ON APRIL 18, 1996

         AMENDED AND RESTATED BY THE BOARD OF DIRECTORS ON JUNE 6, 1996

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                                   ARTICLE I

                                  DEFINITIONS


                                   ARTICLE II

                      PROCEDURE FOR APPROVAL OF CONVERSION

     Section 2.01  Application and Notice..................................   7
     Section 2.02  Approval of Plan by Members; the Special Meeting........   8

                                  ARTICLE III

                              SALE OF COMMON STOCK
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
     Section 3.01  In General...................................................   8
     Section 3.02  Reorganization as Subsidiary of Holding Company..............   9
     Section 3.03  Pricing and Number of Shares of Common Stock;
                     the Independent Appraiser                                    10
     Section 3.04  Subscription Rights..........................................  12
     Section 3.05  Community Offering...........................................  16
     Section 3.06  Subscription Offering and Community Offering Procedures;
                     Order Forms                                                  18
     Section 3.07  Payment for Common Stock.....................................  19
     Section 3.08  Syndicated Community Offering................................  20
     Section 3.09  Public Offering Alternative..................................  21
     Section 3.10  Restrictions on Purchase and Transfer of Common Stock........  22
     Section 3.11  Time Limits for Sale of Shares; Effect of Inability to Sell..  23
     Section 3.12  Enforcement of Terms and Conditions..........................  24
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                                   ARTICLE IV

                              CERTAIN RESTRICTIONS
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
     Section 4.01  Sale of Shares Purchased by Directors or Officers.........  24
     Section 4.02  Subsequent Purchases of Shares by Officers and Directors..  25
     Section 4.03  Acquisition of Control....................................  25
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                                      -i-

                                 ARTICLE V

             EFFECT OF CONVERSION; CERTAIN COVENANTS AND AGREEMENTS
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
     Section 5.01  Restated Charter and Adoption of New Bylaws; Name of Converted
                     Association.............................................................     26
     Section 5.02  Effect of Conversion and Reorganization...................................     27
     Section 5.03  Liquidation Account.......................................................     27
     Section 5.04  Voting Rights.............................................................     28
     Section 5.05  Issuance of Stock.........................................................     28
     Section 5.06  Directors of Converted Association........................................     29
     Section 5.07  Employment Agreements.....................................................     29
     Section 5.08  Market for the Common Stock...............................................     29
     Section 5.09  Payment of Dividends and Repurchase of Stock..............................     29

                                   ARTICLE VI

              CONDITIONS TO CONVERSION; AMENDMENT AND TERMINATION;
                                 MISCELLANEOUS
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
     Section 6.01  Conditions to Conversion..................................................     30
     Section 6.02  Termination of Reorganization.............................................     30
     Section 6.03  Amendment or Termination of the Plan......................................     30
     Section 6.04  Completion Date...........................................................     31
     Section 6.05  Expenses of the Conversion................................................     31
     Section 6.06  Interpretation............................................................     31
     Section 6.07  Severability..............................................................     31
     Section 6.08  Miscellaneous.............................................................     31

                               PLAN OF CONVERSION

                                       OF

               HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN


                             INTRODUCTORY STATEMENT

          This Plan of Conversion (the "Plan") provides for the conversion of Home Federal Savings and Loan Association of Elgin, Elgin, Illinois (the "Association") into a federal capital stock savings and loan association. The Association is currently a mutual savings and loan association duly organized and validly existing under the laws of the United States. The principal office of the Association is located at 16 North Spring Street, of Kane County, State of Illinois.

          The purpose of this conversion is to increase the Association's equity capital base and facilitate future access to capital markets. The conversion also will provide a more flexible operating structure, which will enable the Association to compete more effectively with other financial institutions. The larger capital base resulting from the conversion will enhance the Association's ability to pursue lending and investment opportunities as well as opportunities for growth and expansion.

          The Board of Directors of the Association currently contemplates that all of the stock of the Association shall be held by a business corporation (the "Holding Company") organized under the laws of the State of Delaware and that the Holding Company will issue and sell its capital stock pursuant to this Plan. The use of the Holding Company, if so utilized, would provide greater organizational flexibility.

          This Plan has been unanimously approved by the Board of Directors of the Association. This Plan must also be approved by the affirmative vote of a majority of the total number of votes entitled to be cast by Voting Members of the Association at a special meeting to be called for that purpose. Prior to the submission of this Plan to the Voting Members for consideration, the Plan must be approved by the Office of Thrift Supervision (the "OTS").

          Upon conversion, each Person having a Savings Account at the Association prior to the conversion will continue to have a Savings Account, without payment therefor, in the same amount and subject to the same terms and conditions (except for voting and liquidation rights) as in effect prior to conversion. After conversion, the Association will succeed to all the rights, interests, duties and obligations of the Association before conversion, including, but not limited to, all rights and interests of the Association in and to its assets and properties, whether real, personal or mixed. The Association will continue to be a member of the Federal Home Loan Bank System, and all of its insured Savings Accounts will continue to be insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation to the extent provided by applicable law.

                                   ARTICLE I

                                  DEFINITIONS


          As used in this Plan of Conversion, the following terms shall have the following meanings, unless the context indicates otherwise:

          "Account Holder" shall mean any Person holding a Savings Account in the Association.

          "Acting in Concert" shall mean (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person or company which acts in concert with another Person ("other party") shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated, and participants or beneficiaries of any such Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries.

          "Actual Subscription Price" shall mean the price per share at which the Common Stock is ultimately sold in accordance with the terms hereof.

          "Affiliate" shall mean a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

          "Associate," when used to indicate a relationship with any Person, shall mean (a) any corporation or organization (other than the Holding Company, the Association or a majority-owned subsidiary of the Association) of which such Person is an officer or partner or is, directly or indirectly, either alone or with one or more members of his or her immediate family, the beneficial owner of 10% or more of any class of equity securities; (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that for the purposes of Sections 3.04(a) and 3.10, the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan or any Non-Tax-Qualified Employee Stock Benefit Plan in which a Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be acquired or held by Officers and Directors and their Associates, the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Director or Officer of the Holding Company, the Association or any of the Association's subsidiaries.

          "Association" shall mean Home Federal Savings and Loan Association of Elgin, in its mutual form or Home Federal Savings and Loan Association of Elgin in its stock form, as the context of the reference requires.

          "Benefit Plan" shall mean any Tax-Qualified Employee Stock Benefit Plan or any Non-Tax-Qualified Employee Stock Benefit Plan.

          "Common Stock" shall mean all of the shares of common stock, par value $.01 per share, offered and issued pursuant to this Plan by the Holding Company or of the common stock, par value $1.00 per share, offered and issued pursuant to this Plan by the Association if the Holding Company is not utilized. The Common Stock will not be insured by the Federal Deposit Insurance Corporation.

          "Community Offering" shall mean the offering for sale to certain members of the general public directly by the Association or the Holding Company, if utilized, of any shares of the Common Stock not subscribed for in the Subscription Offering in accordance with Section 3.05.

          "Control" (including the terms "controlling," "controlled by" and "under common control with") with respect to a Person shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether by contract, through the ownership of voting securities of such Person, through the ownership of voting securities of any company that possesses such power, or otherwise.

          "Conversion" shall mean (a) the restatement of the Association's charter to authorize the issuance of capital stock in accordance with the Conversion Regulations and to otherwise conform to the requirements applicable to a federal stock savings and loan association and (b) the issuance and sale of the common stock of the Association in accordance with this Plan.

          "Conversion Regulations" shall mean Part 563b of the Rules and Regulations of the OTS.

          "Director" shall mean a member of the Board of Directors of the Association or of the Holding Company.

          "Effective Date" shall mean the effective date of the Conversion and shall be the date on which all of the Common Stock is issued and sold.

          "Eligible Account Holder" shall mean any depositor of the Association who held a Qualifying Deposit in one or more deposit accounts with the Association on the Eligibility Record Date.

          "Eligibility Record Date" shall mean the date established by the Board of Directors of the Association as the date for determining Eligible Account Holders. The Eligibility Record Date has been established as March 31, 1995.

          "Estimated Price Range" shall mean the range of the minimum and maximum aggregate values determined by the Board of Directors of the Association within which the aggregate offering price of Common Stock sold in the Conversion will fall. The Estimated Price Range will be within the estimated aggregate pro forma market value of the Common Stock, as determined by the Independent Appraiser in accordance with Section 3.04.

          "Holders of Subscription Rights" shall mean the Tax-Qualified Employee Stock Benefit Plans, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who have Subscription Rights under Section 3.04.

          "Holding Company" shall mean, Home Bancorp of Elgin, Inc., a corporation organized under the laws of the State of Delaware.

          "Independent Appraiser" shall mean the independent Person retained by the Association to prepare an appraisal of the estimated pro forma market value of the Common Stock. Such Person shall be experienced and expert in the area of corporate appraisal and acceptable to the OTS.

          "Maximum Subscription Price" shall mean the price per share to be remitted by subscribers for shares of Common Stock in the Subscription Offering and the Community Offering.

          "Member" shall mean any Person who qualifies as a member of the Association pursuant to the Association's charter and bylaws.

          "Minimum Subscription Price" shall mean the minimum price per share established in accordance with the Estimated Price Range.

          "Non-Tax-Qualified Employee Stock Benefit Plan" shall mean any stock option, bonus stock or restricted stock plan or other employee benefit plan that is not a "Tax-Qualified Employee Stock Benefit Plan" and that is maintained by the Holding Company or the Association for the benefit of officers, employees or directors of the Holding Company, the Association or any Affiliate of either of them and that, by its terms, is authorized or required to purchase Common Stock.

          "Officer" shall mean an executive officer of the Association, which includes the chairman of the board, chief executive officer, president, any vice president in charge of a principal business function or functions or who otherwise has a policy-making function, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person performing functions similar to those performed by the foregoing persons with respect to any incorporated or unincorporated organization.

          "Order Form" shall mean the form provided by the Holding Company or the Association that subscribers must use to order Common Stock in the Subscription Offering and Community Offering.

          "Other Member" shall mean any Person, including any Benefit Plan, who is a Member as of the Voting Record Date and who is either (i) a holder of a Savings Account at the Association but is not an Eligible Account Holder or Supplemental Eligible Account Holder or (ii) a borrower from the Association.

          "OTS" shall mean the Office of Thrift Supervision of the Department of the Treasury.

          "Overallotment Option" shall mean the option, which may be granted to the Underwriters in any Public Offering, to purchase, on the same terms as other shares are purchased in the Public Offering, up to an additional 15% of the shares of the Common Stock offered in the Subscription Offering.

          "Oversubscription Provision" shall mean the increase in the number of shares of Common Stock that may be offered to subscribers in the Subscription Offering and Community Offering pursuant to Section 3.03(b) or in the Syndicated Community Offering pursuant to Section 3.08.

          "Person" shall mean a natural person, a corporation, a partnership, an association, a trust (including trusts or custodial arrangements under an Individual Retirement Account or a qualified retirement plan), an unincorporated organization, a joint-stock company, a government or political subdivision thereof, or any other entity.

          "Plan" shall mean this Plan of Conversion as it exists on the date hereof and as it may be hereafter amended pursuant to Section 6.03.

          "Proxy Statement" shall mean the document to be used to solicit proxies from Members to vote at the Special Meeting.

          "Public Offering" shall mean the offering, if any, of certain shares of Common Stock in accordance with Section 3.09.

          "Public Offering Price" shall mean the price at which the shares of Common Stock are offered in any Public Offering.

          "Qualifying Deposit" shall mean the Savings Accounts of a Person in the Association at the close of business on the Eligibility Record Date having an aggregate balance of at least $50. If the aggregate balance of a Persons's Savings Accounts in the Association is less than $50, the Savings Accounts shall not constitute a Qualifying Deposit.

          "Reorganization" shall mean the issuance and sale of the Common Stock and the purchase by the Holding Company of all of the capital stock to be issued by the Association in connection with the Conversion.

          "Savings Account" shall have the same meaning as in Section 561.42 of the Rules and Regulations of the OTS, and it shall include time deposits and certificates of deposit.

          "Special Meeting" shall mean the Special Meeting of Members, and any adjournments thereof, to be called and held for the purpose of submitting the Plan to the Members for their approval.

          "Subaccount Balance" shall mean, with respect to each Eligible Account Holder and Supplemental Eligible Account Holder, the portion of the liquidation account that such Eligible Account Holder or Supplemental Eligible Account Holder would be entitled to receive pursuant to the Conversion Regulations in the event of a complete liquidation of the Association subsequent to the Conversion. The initial Subaccount Balance of each Eligible Account Holder and Supplemental Eligible Account Holder shall be determined in accordance with
Section 563b.3(f) of the Conversion Regulations.

          "Subscription Offering" shall mean the offering of the Common Stock to the Holders of Subscription Rights in accordance with Section 3.04.

          "Subscription Prospectus" shall mean the Subscription Prospectus to be used in offering the Common Stock in the Subscription Offering, the Community Offering and any Syndicated Community Offering or Public Offering.

          "Subscription Rights" shall mean the rights described in Section 3.04.

          "Supplemental Eligibility Record Date" shall mean the supplemental record date for determining Supplemental Eligible Account Holders. The Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding the OTS's approval of the Application for Conversion.

          "Supplemental Eligible Account Holder" shall mean any person (other than an Eligible Account Holder) holding a Qualifying Deposit, except Officers, Directors and their Associates, as of the Supplemental Eligibility Record Date.

          "Syndicated Community Offering" shall mean the offering of Common Stock following the Subscription and Community Offerings through a syndicate of broker-dealers.

          "Syndicated Community Offering Price" shall mean the per share price submitted with orders for shares of Common Stock in the Syndicated Community Offering.

          "Tax-Qualified Employee Stock Benefit Plan" shall mean any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, that is maintained by the Holding Company or the Association for the benefit of the officers or employees of the Holding Company, the Association, or any Affiliate of either of them; that, by its terms, is authorized or required to purchase Common Stock; and that, with its related trust, meets the requirements to be "qualified" under
Section 401 of the Internal Revenue Code. The Association may make scheduled discretionary contributions to a tax-qualified employee stock benefit plan provided, among other things, such contributions do not cause the Association to fail to meet its regulatory capital requirements.

          "Underwriter" shall mean any investment banking firm or firms purchasing or distributing the Common Stock to be offered in a Public Offering, if any.

          "Underwriting Agreement" shall mean the agreement between the Holding Company and an Underwriter pursuant to which the Underwriter agrees to purchase or distribute certain shares of the Common Stock for offering in any Public Offering.

          "Voting Members" shall mean those Persons qualifying as voting members of the Association pursuant to its charter and bylaws.

          "Voting Record Date" shall mean the date fixed by the Directors in accordance with the OTS regulations for determining eligibility to vote at the Special Meeting.


                                   ARTICLE II

                      PROCEDURE FOR APPROVAL OF CONVERSION


          SECTION 2.01 APPLICATION AND NOTICE. This Plan, having been duly adopted by the Board of Directors of the Association and the Board of Directors of the Holding Company, will be submitted, together with an Application for Conversion in the form required by the Conversion Regulations, to the OTS for approval. The Association will cause notice of the adoption of the Plan and of its intention to convert to stock form and to reorganize into holding company form to be given by publication in a newspaper having general circulation in each community in which an office of the Association is located. Copies of the Plan will be made available at each office of the Association for inspection by the Members. Upon the filing of the Application for Conversion, the Association will cause notice of the adoption of the Plan to be conspicuously posted at its offices. The Association also will cause to be published a notice of the filing with the OTS of an application to convert in accordance with the provisions of the Plan and OTS regulations. The Association may issue a press release containing all material terms of the proposed Conversion and Reorganization.

          SECTION 2.02 APPROVAL OF PLAN BY MEMBERS; THE SPECIAL MEETING. Following approval by the OTS of the Association's Application for Conversion, the Association shall submit the Plan for approval of the Association's Members at the Special Meeting. The Association shall mail to each Member, at the Member's last known address appearing on the records of the Association, a Notice of Special Meeting and a Proxy Statement. The Notice of Special Meeting will be conspicuously posted at each office of the Association. The Proxy Statement will include a detailed description of the Conversion and the Reorganization and information relating to the Subscription Offering, in the form required by the Conversion Regulations. Each Member will also be given the opportunity to request a copy of the Plan and the proposed Charter of the Association and proposed Bylaws of the Association. The Special Meeting shall be held upon written notice given not less than 20 days nor more than 45 days from the last date on which such notice is mailed to Members. At the Special Meeting, each Voting Member shall be entitled to cast one vote in person or by proxy for every one hundred dollars ($100), or fraction thereof, such Voting Member had on deposit with the Association as of the Voting Record Date, and each Voting Member who qualifies as such by virtue of being a borrower from the Association shall be entitled to cast one vote in person or by proxy in addition to any votes such Voting Member is entitled to cast as a depositor; provided however, that no Voting Member may cast more than one thousand (1,000) votes under any circumstance.

          The OTS shall be notified of the results of the Special Meeting within five days after the conclusion of the Special Meeting. If the Plan is approved by the affirmative vote of at least a majority of the total outstanding votes of the Voting Members, the Association will take all other necessary steps to effect the Conversion subject to the terms and conditions of this Plan. If the Plan is not so approved upon conclusion of the Special Meeting and any adjournment or adjournments thereof, the Plan shall not be implemented without further vote, all funds submitted in the Subscription Offering and Community Offering will be returned to subscribers, with interest as provided herein, and all withdrawal authorizations will be canceled.


                                  ARTICLE III

                              SALE OF COMMON STOCK


          SECTION 3.01 IN GENERAL. As soon as practicable, the Holding Company shall register the offering of the Common Stock under the Securities Act of 1933, as amended, and any applicable state laws. After registration of the Common Stock and receipt of all required regulatory approvals, the Common Stock will be offered for sale in a Subscription Offering to the Holders of Subscription Rights in the respective priorities set forth in Section 3.04. No offer for sale of the Common Stock shall be made prior to the mailing to Members of the Proxy Statement for the Special Meeting. The Subscription Offering may be commenced as early as the mailing of the Proxy Statement for the Special Meeting of Members and must be commenced in time to complete the Conversion within the time period specified in Section 6.04.

          Any shares of Common Stock not subscribed for in the Subscription Offering will be offered for sale in a Community Offering. Any Common Stock remaining unsold upon completion of the Subscription Offering and Community Offering may be offered for sale in a Syndicated Community Offering or a Public Offering or in some other manner as determined by the Board of Directors of the Association and the Board of Directors of the Holding Company with the approval of the OTS. Any such Syndicated Community or Public Offering shall be conducted in a manner that is intended to achieve the widest distribution of the Common Stock.

          The Community Offering may be commenced concurrently with the Subscription Offering. In such case, any orders received in the Community Offering shall be subject to availability of shares upon conclusion of the Subscription Offering. The offer and sale of Common Stock prior to the Special Meeting of Members shall, however, be conditioned upon approval of the Plan by the Voting Members. The sale of all Common Stock subscribed for in the Subscription and Community Offerings will be consummated simultaneously on the date the sale of Common Stock in any Syndicated Community or Public Offering is consummated and only if all Common Stock is sold.

          The sales price per share of the Common Stock shall be a uniform price determined in accordance with the Conversion Regulations and Section 3.03, except that the price to be paid by or through the Underwriters in connection with a Public Offering may be less a negotiated Underwriters' commission or discount. The Association may also elect to offer to pay fees on a per share basis to qualifying brokers, as determined by the Association in its sole discretion, who assist Persons in determining to purchase shares in the Subscription and Community Offerings.

          SECTION 3.02 REORGANIZATION AS SUBSIDIARY OF HOLDING COMPANY. The Board of Directors of the Association intends to take all necessary steps to form the Holding Company. The Association will be a wholly-owned subsidiary of the Holding Company unless the Holding Company is eliminated in the Conversion.

          If the Holding Company is utilized, upon Conversion the Association will issue its capital stock to the Holding Company, and the Holding Company will issue and sell the Common Stock in accordance with this Plan. The Holding Company will make timely applications for any requisite regulatory approvals, including an Application to be filed with the OTS on Form H-(e)1 or on Form H-
(e)1-S, if available to the Holding Company, and a Registration Statement on Form S-1 to be filed with the SEC.

          Upon the issuance of the Common Stock, the Holding Company will purchase from the Association all of the capital stock of the Association to be issued by the Association in the Conversion in exchange for the Conversion proceeds that are not permitted to be retained by the Holding Company. The Holding Company will apply to the OTS to retain 50% of the net proceeds of the sale of the Common Stock. A lesser percentage may be retained in the discretion of the Boards of Directors of the Association and the Holding Company. The Association believes that the Conversion proceeds will provide economic strength to the Holding Company and the Association for the future in a highly competitive and regulated environment and would facilitate possible expansion through acquisitions of financial service organizations, possible diversification into other related businesses and for other business and investment purposes, including the possible payment of dividends and possible future repurchases of the Common Stock as permitted by the OTS. The above activities may also be engaged in by the Association if the Holding Company is eliminated.

          The Board of Directors of the Association may determine for any reason at any time prior to the issuance of the Common Stock not to utilize a holding company form of organization in the Conversion. If the Board of Directors of the Association determines not to complete the Conversion utilizing a holding company form of organization, the capital stock of the Association will be issued and sold in accordance with the Plan. In such case, the Holding Company's registration statement on Form S-l will be withdrawn from the SEC, the Association will take all steps necessary to complete the Conversion from the mutual to the stock form of organization, including filing any necessary documents with the OTS, and will issue and sell the Common Stock in accordance with this Plan. In such event, any subscriptions or orders received for Common Stock of the Holding Company shall be deemed to be subscriptions or orders for Common Stock of the Association, and the Association shall take such steps as permitted or required by the OTS or the SEC.

          Any reference to the Holding Company in this Plan shall mean the Association if the Holding Company is eliminated in the Conversion.

          SECTION 3.03  PRICING AND NUMBER OF SHARES OF COMMON STOCK;
                          THE INDEPENDENT APPRAISER.

          (a) All shares sold in the Conversion will be sold at a uniform price per share. The aggregate price at which the Common Stock shall be sold shall not be inconsistent with the estimated pro forma market value of such Common Stock, based upon an independent valuation as provided for in this Section 3.03. The Association shall cause the Independent Appraiser to prepare a pro forma valuation of the aggregate market value of the Common Stock, which shall be submitted to the OTS as part of the Association's Application for Conversion. The valuation shall be prepared in accordance with Section 563b.7 of the Conversion Regulations. Prior to the commencement of the Subscription Offering, the Estimated Price Range will be established, the maximum of which shall be no more than 15% above the average of the minimum and maximum of such price range and the minimum of which shall be no more than 15% below such average. From time to time, as appropriate or as required by the Conversion Regulations or the OTS, the Association shall cause the Independent Appraiser to review developments subsequent to its valuation to determine whether the Estimated Price Range should be revised.

          (b) Based on the valuation by the Independent Appraiser pursuant to this Section 3.04(a), the Board of Directors of the Association and the Board of Directors of the Holding Company shall fix the Maximum Subscription Price and the number of shares of Common Stock to be offered. The total number of shares of Common Stock offered and the purchase price per share shall be subject to increase or decrease at any time prior to any Syndicated Community Offering or Public Offering or other method of sale to reflect changes in market and financial conditions. In the event that the aggregate purchase price of the Common Stock is below the minimum of the Estimated Price Range, or materially above the maximum of the Estimated Price Range, resolicitation of purchasers may be required; provided, that up to a 15% increase above the maximum of the Estimated Price Range will not be deemed material so as to require a resolicitation. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Common Stock will not be deemed to be material so as to require a resolicitation of subscriptions. In the event that the aggregate purchase price of the Common Stock is below the minimum of the Estimated Price Range or in excess of 15% above the maximum of the Estimated Price Range, and a resolicitation is required, such resolicitation shall be effected in such manner and within such time as the Holding Company or the Association shall establish, with the approval of the OTS, if required. The total number of shares of Common Stock offered will also be subject to increase in connection with the exercise of any Overallotment Option; provided, that any additional number of shares of Common Stock issued for this purpose shall not exceed 15% of the total number of shares of the Common Stock offered in the Subscription and Community Offerings.

          If the number of shares of Common Stock to be sold in the Conversion, excluding any number of shares to be issued in connection with any Overallotment Option or the Oversubscription Provision, is increased after commencement of the Subscription Offering, any Person who subscribed for the maximum number of shares of Common Stock shall be permitted to subscribe for an additional number of shares such that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person as adjusted taking into account the increase in the number of shares to be sold, subject to the rights and preferences of any Person who has priority Subscription Rights. If either the individual purchase limitations set forth in Sections 3.04, 3.05 and 3.10 hereof or the number of shares of Common Stock, excluding any number of shares to be issued in connection with any Overallotment Option or the Oversubscription Provision, is decreased after commencement of the Subscription Offering, the order of any Person who subscribed for the maximum number of shares of Common Stock shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person. The Holding Company shall not otherwise be required to offer subscribers the right to modify or rescind their subscriptions as a result of any increase or decrease in the number of shares of Common Stock offered, unless otherwise required by this Plan, by the OTS or by applicable law.

          (c) If all of the shares of Common Stock are subscribed for in the Subscription Offering and the Community Offering, if any, or are sold in some manner other than a Public

Offering, the Board of Directors of the Association and the Board of Directors of the Holding Company, in consultation with the Independent Appraiser, shall determine the Actual Subscription Price, subject to approval by the OTS. If all shares of the Common Stock are not subscribed for and there is a Public Offering, the Board of Directors of the Association and the Board of Directors of the Holding Company, in consultation with the Underwriters and the Independent Appraiser, shall determine the Public Offering Price, subject to the approval of the OTS. If there is a Public Offering, the Public Offering Price will determine the Actual Subscription Price. Except for the purchase price of shares sold upon the exercise of any Overallotment Option or the Oversubscription Provision, the aggregate purchase price of the Common Stock shall be within the Estimated Price Range, unless subscribers are offered the right to modify or rescind their subscriptions.

          (d) The Holding Company shall not consummate any sale unless the Independent Appraiser shall have confirmed to the Holding Company, the Association, and the OTS that nothing of a material nature shall have occurred that would cause the Independent Appraiser to conclude that the aggregate purchase price of the shares of Common Stock sold in the Conversion, exclusive of the aggregate purchase price of shares sold upon the exercise of the Overallotment Option or the Oversubscription Provision, is incompatible with its estimate of the pro forma market value of the Association at the time of such sale. If the Independent Appraiser is unable to so confirm, the offering may be canceled or the Association and the Holding Company may extend the Conversion, establish a new Estimated Price Range, Maximum Subscription Price or Actual Subscription Price, extend, reopen or hold a new Subscription Offering and Community Offering, Syndicated Community Offering or Public Offering or take such other action as the Board of Directors of the Association and the Board of Directors of the Holding Company shall determine and the OTS shall approve.

          (e) The Common Stock to be issued pursuant to this Plan shall upon issuance be fully paid and nonassessable.

          SECTION 3.04  SUBSCRIPTION RIGHTS.

          (a) Each Eligible Account Holder shall receive, as first priority and without payment, nontransferable subscription rights to subscribe for shares of Common Stock equal to an amount up to the greater of (i) the amount permitted to be subscribed for in the Community Offering, which amount is currently equal to $200,000 of the Common Stock offered in connection with the Conversion, as specified in Section 3.05(e), and may be increased to 5% of the Common Stock offered in the Conversion or decreased to less than $200,000, (ii) one-tenth of one percent of the total offering of shares of Common Stock, or (iii) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date. Such subscription is subject to the maximum purchase limitation specified in Section

3.10(a) and the minimum purchase limitation in Section 3.10(c) and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

          If Eligible Account Holders subscribe for a number of shares of Common Stock that exceeds the total number of shares of Common Stock being issued, the Common Stock shall be allocated among subscribing Eligible Account Holders as follows:

          (i) first, to the extent possible, each Eligible Account Holder shall be entitled to subscribe for the entire amount of his or her order, up to 100 shares;

          (ii) second, each Eligible Account Holder subscribing for in excess of 100 shares shall be entitled, with respect to such excess, to subscribe for the same percentage of the total remaining shares to be issued as the value of his or her Qualifying Deposits represents to the aggregate value of the Qualifying Deposits of all remaining Eligible Account Holders whose subscriptions remain unsatisfied; provided, however, that no fractional shares shall be issued; and

          (iii) third, any shares then remaining shall be reallocated (one or more times if necessary) among those Eligible Account Holders whose subscriptions are not filled pursuant to subparagraphs (i) or (ii) above, on the basis otherwise set forth in (ii) above until all available shares have been allocated or all subscriptions satisfied.

          Subscription Rights to purchase Common Stock received by Directors and Officers of the Association, and their Associates, as Eligible Account Holders that are based on their increased Savings Accounts in the Association in the one year period preceding the Eligibility Record Date shall be subordinated to the Subscription Rights of all other Eligible Account Holders granted pursuant to the Conversion Regulations and this Plan.

          (b) The Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, as a second priority after the filling of subscriptions of Eligible Account Holders, non-transferable Subscription Rights to purchase Common Stock up to a maximum of ten percent (10.0%) of the Common Stock. If, after the filling of subscriptions of Eligible Account Holders, a sufficient number of shares is not available to fill the subscriptions by such plan, the subscription by such plan shall be filled to the maximum extent possible; provided, however, that in the event of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%, the additional shares may be sold to the Tax-Qualified Employee Stock Benefit Plans, subject to the purchase limitations set forth above and in Section 3.10(a). A Tax-Qualified Employee Stock Benefit Plan shall not be deemed to be an Associate or Affiliate of, or a Person Acting in Concert with, any Director or Officer of the Holding Company or the Association. Notwithstanding any provision contained herein to the contrary, the Association may make scheduled discretionary contributions to a Tax-Qualified Employee Stock Benefit Plan; provided, among other things, that such contributions do not cause the Association to fail to meet its regulatory capital requirements.

          (c) Each Supplemental Eligible Account Holder shall receive, as third priority and without payment, nontransferable subscription rights to subscribe for shares of Common Stock equal to an amount up to the greater of (i) the amount permitted to be subscribed for in the Community Offering, which amount is currently $200,000 of the Common Stock offered in the Conversion, as specified in Section 3.05(e), and may be increased to 5% of the Common Stock offered in the Conversion or decreased to less than $200,000, (ii) one-tenth of one percent of the total offering of shares of Common Stock, or (iii) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date. Such subscription is subject to the maximum purchase limitation specified in Section 3.10(a) and the minimum purchase limitation in
Section 3.10(c) and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

          If Supplemental Eligible Account Holders subscribe for a number of shares of Common Stock that exceeds the total number of shares of Common Stock being issued and available after purchases by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans, the Common Stock shall be allocated among subscribing Supplemental Eligible Account Holders as follows:

          (i) first, to the extent possible, each Supplemental Eligible Account Holder shall be entitled to subscribe for the entire amount of his or her order, up to 100 shares;

          (ii) second, each Supplemental Eligible Account Holder subscribing for in excess of 100 shares shall be entitled, with respect to such excess, to subscribe for the same percentage of the total remaining shares to be issued as the value of his or her Qualifying Deposits represents to the aggregate value of the Qualifying Deposits of all remaining Supplemental Eligible Account Holders whose subscriptions remain unsatisfied; provided, however, that no fractional shares shall be issued; and

          (iii) third, any shares then remaining shall be reallocated (one or more times if necessary) among those Supplemental Eligible Account Holders whose subscriptions are not filled pursuant to subparagraphs (i) or (ii) above, on the basis otherwise set forth in (ii) above until all available shares have been allocated or all subscriptions satisfied.

          Subscription Rights received by an Eligible Account Holder pursuant to
Section 3.04(a) shall be applied in partial satisfaction of the Subscription Rights received as a Supplemental Eligible Account Holder pursuant to this
Section 3.04(c).

          (d) Each Other Member shall receive, as a fourth priority without payment, nontransferable Subscription Rights to subscribe for shares of Common Stock equal to an amount up to the greater of (i) the amount permitted to be subscribed for in the Community Offering, which amount is currently equal to $200,000 of the Common Stock offered in the Conversion, as specified in Section 3.05(e), and may be increased to 5% of the Common Stock offered in the Conversion or decreased to less than $200,000, or
(ii) one-tenth of one percent of the total offering of shares of Common Stock, subject to the maximum purchase limitation specified in Section 3.10(a) and the minimum purchase limitation specified in Section 3.10(c) and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

          If such Other Members subscribe for a number of shares of Common Stock that, when added to the shares of Common Stock subscribed for by the Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans and the Supplemental Eligible Account Holders exceeds the total number of shares of Common Stock being issued, the subscriptions of such Other Members will be allocated as follows:

          (i) first, to the extent possible, each Other Member shall be entitled to subscribe for the entire amount of his or her order, up to 100 shares; and

          (ii) second, remaining shares will be allocated to each other member whose subscription remains unsatisfied on a 100 share per order basis until all such orders have been filled or the remaining shares have been allocated.

          (e) Subscription Rights are non-transferable and may not be exercised by or on behalf of any Person other than the Holder of Subscription Rights. Prior to the Effective Date, no Person shall offer to transfer, enter into any agreement or understanding to transfer, or transfer the legal or beneficial ownership of any shares of Common Stock, except pursuant to or as contemplated by this Plan.

          (f) Notwithstanding the foregoing, no Person will be offered or sold any Common Stock in the Subscription Offering if such Person resides either in a foreign jurisdiction or in a state or other jurisdiction of the United States with respect to which both of the following apply:

          (i) a small number of Persons otherwise eligible to subscribe for shares of Common Stock under the Plan reside in such jurisdiction; and

          (ii) the granting of the Subscription Rights or the offer or sale of shares of Common Stock to such Persons would require the Association, the Holding Company or their employees, officers or directors to register under the securities laws or other laws of similar import of such jurisdiction as a broker, dealer, salesman or selling agent (as defined in the laws or regulations of such jurisdiction) or to register or otherwise qualify the Common Stock for sale in such jurisdiction, and such registration or qualification would be impracticable in the judgment of the Association or the Holding Company for reasons of cost or otherwise.

No payment will be made in lieu of the granting of Subscription Rights to any such Person.

          (g) In the Subscription Offering, preference may be given to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members residing in the counties in which the Association has offices.

          SECTION 3.05 COMMUNITY OFFERING. Shares of Common Stock not subscribed for in the Subscription Offering may be offered in a Community Offering, commencing concurrently with or subsequent to the commencement of the Subscription Offering, subject to the following terms and conditions:

          (a) The Community Offering shall be made to the following:

          (i) customers, employees, officers, and directors of the Association and their immediate families;

          (ii) Persons whose primary residence is in the State of Illinois;

          (iii) a trust or custodial arrangement forming part of an Individual Retirement Account established pursuant to Section 408 of the Internal Revenue Code of 1986, or part of a qualified retirement plan established pursuant to Section 401(a) of the Internal Revenue Code of 1986 and maintained for the benefit of a natural person described in subparagraphs
     (ii) or (iii) above;

          (iv) certain other Persons to whom the Subscription Prospectus may be delivered by the Holding Company; and

          (v) certain institutional investors.

          (b) The Community Offering shall be completed no later than 45 days following the termination of the Subscription Offering, unless extended with the approval of the OTS.

          (c) The Community Offering shall be by means of a direct marketing program. The Association or the Holding Company may, if the Board of Directors of the Association and the Board of Directors of the Holding Company deem it advisable, engage the services of a registered broker-dealer, consultant or investment banking firm, experienced and expert in the sale of savings institution securities, to assist the Holding Company in the direct marketing program. The Holding Company and the Association shall make distribution of the Common Stock to be sold in the Community Offering in such a manner as to promote the widest distribution of Common Stock.

          (d) In offering the unsubscribed for shares to the public in the Community Offering, a number of shares equal to the lesser of 25% of the Common Stock offered in the

Conversion or the Common Stock not subscribed for in the Subscription Offering, at the option of the Association and the Holding Company, may be initially reserved for institutional investors who need not be residents of Kane, Dupage or McHenry counties, Illinois.

          (e) Any Person subscribing for Common Stock pursuant to the provisions of this Section 3.05 shall be required to purchase a minimum of 25 shares to the extent such shares are available for purchase. The maximum amount that any Person, together with any Associate or group of Persons Acting in Concert, may subscribe for in the Community Offering shall be $200,000 of the Common Stock offered in the Conversion; provided, however, that the amount permitted to be purchased in the Community Offering may be increased to 5% of the Common Stock offered in the Conversion or decreased to less than $200,000 without the further approval of members or resolicitation of subscribers. If there are not sufficient shares available to fill all subscription requests, the total number of shares available in the Community Offering shall be allocated as follows:

          (i) first, to each subscriber whose order is accepted and who is a natural person maintaining his or her primary residence in Kane, Dupage or McHenry counties in the State of Illinois (or a trust maintained for the benefit of such person), the shares available to them will be allocated in the manner which permits each such person, to the extent possible, to purchase the number of shares necessary to make his total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by such persons, thereafter, unallocated shares will be allocated among such persons whose subscriptions remain unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated;

          (ii) second, to the extent that there are shares remaining after all subscriptions by Persons described in (i) above, to each subscriber whose order is accepted and who is a natural person maintaining an office or a residence in the State of Illinois (or a trust maintained for the benefit of such person), the shares available to them will be allocated in the same manner as set forth in (i) above; and

          (iii) third, to the extent that there are shares remaining after all subscriptions by persons described in (i) and (ii) above, to each other subscriber whose order is accepted, the shares available to them will be allocated in the same manner as set forth in (i) above.

          (f) Notwithstanding the foregoing:

          (i) no Person will be offered or sold any shares of Common Stock in the Community Offering if such Person resides either in a foreign jurisdiction or in a state or other jurisdiction of the United States in which the offer or sale of shares of Common Stock would require the Holding Company or the Association or their employees, officers or directors to register under the securities laws or other laws of similar import of such jurisdiction as a broker, dealer, salesman or selling agent (as defined in the laws of such jurisdiction) or to register or otherwise qualify the Common Stock for sale in such jurisdiction and such registration or qualification would be impracticable in the judgment of the Holding Company or the Association for reasons of cost or otherwise; and

          (ii) the Holding Company reserves the absolute right to accept or reject any or all orders in the Community Offering in whole or in part.

    SECTION 3.06 SUBSCRIPTION OFFERING AND COMMUNITY OFFERING PROCEDURES; ORDER FORMS.

          (a) After the registration statement for the Common Stock has been declared effective and all other required regulatory approvals have been obtained, the Holding Company shall distribute or make available the Subscription Prospectus, together with Order Forms for the purchase of Common Stock, to the Holders of Subscription Rights for the purpose of enabling them to exercise their respective Subscription Rights. Notwithstanding the foregoing, the Holding Company may elect to send Order Forms only to those persons who request them after such notice has been given as is approved by the OTS and is adequate to apprise all Holders of Subscription Rights of the pendency of the Subscription Offering. Such notice may be included with the Proxy Statement for the Special Meeting and may also be included in a notice of the pendency of the Conversion and the Special Meeting sent to all Eligible Account Holders and Supplemental Eligible Account Holders in accordance with the regulations of the OTS. Each Order Form must be preceded or accompanied by the Subscription Prospectus describing the Holding Company, the Association, the Common Stock and the Subscription Offering and the Community Offering. Each Order Form will contain such information as may be required by the Rules and Regulations of the OTS.

          (b) The Holders of Subscription Rights shall have a period of time within which to complete and deliver an Order Form to the Holding Company. The exact date and time by which completed Order Forms must be received by the Holding Company shall be set forth on the Order Form; provided, that if the Holders of Subscription Rights are required to return a postage-paid request card to receive a Subscription Prospectus and Order Form, the Subscription Offering shall not terminate until the expiration of 30 days from such mailing of the postage-paid communication, unless a shorter period of time is approved by the OTS. Failure of any Holder of Subscription Rights to deliver a properly executed Order Form to the Holding Company, together with full payment (or authorization for payment by withdrawal from a time or savings account with the Association) for the shares of Common Stock subscribed for, within the time limits prescribed shall be deemed a waiver and release by such Person of any Subscription Rights.

          (c) The Holding Company shall also distribute or make available the Subscription Prospectus, together with Order Forms for the purchase of Common Stock, to certain other Persons, as described in Section 3.05. A subscriber in the Community Offering shall have a period of time within which to complete and deliver an Order Form to the Holding

Company, which period of time shall end at the same time that the Subscription Offering terminates, unless extended pursuant to Section 3.05(b). The exact date and time by which completed Order Forms must be received by the Holding Company shall be set forth on the Order Form.

          (d) The Holding Company may, subject to the provisions of this Plan and any required approval of the OTS, extend the period during which an Order Form must be completed and delivered to the Holding Company. Any such extension shall be for a period that the Board of Directors of the Association and the Board of Directors of the Holding Company determine is appropriate. The Holding Company may, but will not be required to, waive any irregularity on any Order Form, or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares of Common Stock by such date as the Holding Company may specify. The interpretation by the Holding Company of the terms and conditions of the Order Forms will be final and binding on all subscribers.

          SECTION 3.07  PAYMENT FOR COMMON STOCK.

          (a) Payment for shares of Common Stock subscribed for in the Subscription Offering and in any Community, Syndicated Community, or Public Offerings shall be equal to the Maximum Subscription Price multiplied by the number of shares that are being subscribed for. Such payment must, in general, be made at the time the Order Form is delivered to the Holding Company and may be made:

          (i) in cash, if delivered in person, or by check, bank draft, or money order, or

          (ii) if the subscriber has a Savings Account in the Association, the subscriber may authorize the Association to withdraw from such Savings Account an amount equal to the aggregate Maximum Subscription Price of the shares for which the Person subscribed.

If the subscriber is a Benefit Plan, the subscribing Benefit Plan may pay for the shares of Common Stock at the Actual Subscription Price on or prior to the Effective Date. If the subscribing Benefit Plan is an employee stock ownership plan, it may pay on or prior to the Effective Date only if it has received a loan commitment from the Holding Company or a source of funding acceptable to the Holding Company, committing to advance to the Benefit Plan on or before the Effective Date the aggregated Maximum Subscription Price of the shares for which the Benefit Plan subscribed.

          Notwithstanding the foregoing, the Association and the Holding Company shall have the right, in their sole discretion, to permit institutional investors to submit contractually irrevocable orders in the Community Offering and to thereafter submit payment for the Common Stock for which they are subscribing in the Community Offering at any time prior to 48 hours before the completion of the Conversion, unless such 48 hour period is waived by the Association and the Holding Company, in their sole discretion.

          (b) If the Actual Subscription Price is less than the Maximum Subscription Price, the difference will either be promptly refunded to all subscribers (or withdrawal authorizations from time or savings accounts shall be reduced) or, if the subscriber has so elected on a space that may be provided on the Order Form, the difference (excluding accrued interest) will be applied to the purchase of additional whole shares of Common Stock to the extent available, and any remaining difference will be promptly refunded to all subscribers (or withdrawal authorizations from time or savings accounts shall be reduced).

          (c) If a subscriber authorizes a withdrawal of the amount of the Maximum Subscription Price from a time or savings account with the Association as payment for the shares subscribed for, the Association will have the right upon receipt of the Order Form by the Holding Company to make such withdrawal immediately or to place a hold on such account equal to the aggregate Maximum Subscription Price. The Association will allow withdrawal from certificates of deposit for such payment without the assessment of penalties; however, if the withdrawal results in the certificate failing to meet any applicable minimum balance requirement, the certificate evidencing the account may be canceled and the remaining balance transferred to a statement savings account that will earn interest at the regular passbook rate. Where any applicable required minimum balance is maintained in such certificate account, the rate of return on the balance of the certificate account will remain the same as prior to such early withdrawal. If the Association withdraws funds from a subscriber's time account, or places a hold on such account, in accordance with this Section 3.06, and the time account matures prior to the date the Conversion is completed or terminated, the funds so withdrawn or placed under a hold shall be transferred upon maturity of the time account to a statement savings account that will earn interest at the regular passbook rate.

          (d) The Association will pay interest, at not less than the passbook rate, for all amounts paid in cash, by check, bank draft, or money order to purchase shares of the Common Stock in the Subscription Offering or Community Offering from the date payment is received until the date the Conversion is completed or terminated. If any withdrawal from a time or savings account made pursuant to paragraph (c) above is made at any time prior to the date the Conversion is completed or terminated, the Association shall pay interest to the Eligible Account Holder on the amount withdrawn as if such amount had remained in the account from which it was withdrawn until the date the Conversion is completed or terminated.

          (e) The Association will not knowingly loan funds or otherwise extend credit to any Person for the purpose of purchasing shares of the Common Stock.

          SECTION 3.08  SYNDICATED COMMUNITY OFFERING.

          (a) Shares of Common Stock not sold in the Subscription Offering or the Community Offering may be offered for sale in a Syndicated Community Offering, subject to such terms, conditions, and procedures as may be determined by the Association, in a manner that is intended to achieve the widest distribution of the Common Stock subject to the right of the Association to accept or reject in whole or in part all subscriptions in the Syndicated Community Offering.

          (b) In the Syndicated Community Offering, any Person together with any Associate or group of Persons Acting in Concert may purchase up to $200,000 of the Common Stock offered in the Conversion subject to the maximum purchase limitation specified in Section 3.10(a) and the minimum purchase limitation specified in Section 3.10(c) and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%. However, the shares purchased in the Community Offering by any Person together with an Associate or group of Persons Acting in Concert pursuant to Section 3.06 shall be counted toward meeting the maximum purchase limitation found in this
Section 3.08.

          (c) Provided that the Subscription Offering has commenced, the Association may commence the Syndicated Community Offering at any time after the mailing to the Members of the Proxy Statement to be used in connection with the Special Meeting of Members, provided that the completion of the offer and sale of the Common Stock shall be conditioned upon the approval of this Plan by the Voting Members. If the Syndicated Community Offering is not sooner commenced pursuant to the provisions of the preceding sentence, the Syndicated Community Offering will be commenced as soon as practicable following the date upon which the Subscription and Community Offerings terminate.

          SECTION 3.09  PUBLIC OFFERING ALTERNATIVE.

          (a) Shares of Common Stock not sold in the Subscription Offering or the Community Offering may, as an alternative to a Syndicated Community Offering pursuant to Section 3.08, be offered for sale by the Holding Company to or through Underwriters. The provisions of Section 3.10 shall not be applicable to sales to underwriters for purposes of such a Public Offering. Any such Underwriter shall agree to (a) purchase such shares from the Holding Company with a view to reoffering them to the general public; (b) use their best efforts to sell, for the account of the Holding Company, such shares to the general public; or (c) a combination of (a) and (b), subject to the following terms and conditions:

          (b) Any Underwriting Agreement shall provide that the Underwriters shall agree to purchase all shares of the Common Stock not sold in the Subscription Offering or the Community Offering, if any such shares are purchased.

          (c) The price paid to the Holding Company by or through the Underwriters for the Common Stock shall be the aggregate Public Offering Price for the shares of Common Stock so offered, less discounts and commissions as negotiated between the Association, the Holding Company, and the Underwriters and approved by the OTS and the National Association of Securities Dealers, Inc.

          (d) The Underwriting Agreement shall be subject to the following conditions and such other conditions as may be acceptable to the Association, the Holding Company and the OTS:

          (i) purchases in the Public Offering shall be subject to the limitations of Section 3.10; and

          (ii) the Holding Company and its Underwriters shall use reasonable efforts to assure that the stock to be offered and sold in the Public Offering shall be offered and sold in a manner that, to the extent practicable, will achieve the widest distribution of such stock.

          (e) If for any reason a Syndicated Community Offering or a Public Offering of shares of Common Stock not sold in the Subscription and Community Offerings cannot be effected, or if any insignificant residue of shares of Common Stock is not sold in the Subscription and Community Offerings or in the Syndicated Community or Public Offering, other arrangements will be made for the disposition of unsubscribed shares by the Association, if possible. Such other purchase arrangements will be subject to the approval of the OTS.

          SECTION 3.10 RESTRICTIONS ON PURCHASE AND TRANSFER OF COMMON STOCK. The following limitations shall apply to all purchases of Common Stock:

          (a) No Person, acting alone, acting together with any other Person, or Acting in Concert with any group of Persons, shall be entitled to purchase more than 1.0% of the Common Stock offered, except for certain Eligible Account Holders and Supplemental Eligible Account Holders which may subscribe for or purchase shares in accordance with Section 3.04(a) and (c), respectively; provided, however, that in the event the maximum purchase limitations set forth in this Section 3.10(a) is increased pursuant to Section 3.10(e) below to more than 1.0% of the shares of Common Stock offered, orders for Common Stock in the Community Offering and in the Syndicated Community Offering (or the Public Offering), if any, shall, as determined by the Association and the Holding Company, first be filled to a maximum of 1.0% of the total number of shares of Common Stock offered and thereafter remaining shares shall be allocated on an equal number of shares per order basis until all orders have been filled. For purposes of applying this purchase limitation, the purchases of any Tax-Qualified Employee Stock Benefit Plan shall not be subject to such purchase limitation, and the purchases of any Benefit Plan shall not be aggregated with those of any other Benefit Plan or other Person; provided, however, that any one or more Tax-Qualified Employee Stock Benefit Plans may subscribe for up to and including 10% of the Common Stock issued.

          (b) The Officers and Directors of the Association and the Holding Company and their Associates, collectively, shall be entitled to purchase the maximum number of shares of Common Stock issued in connection with the Conversion as permitted by Section 563b.3(c)(8) of the Conversion Regulations. In applying this limitation, Common Stock purchased by any one or more Tax-Qualified Employee Stock Benefit Plan shall not be counted.

          (c) Any Person exercising subscription rights to purchase Common Stock shall be required to purchase a minimum of 25 shares to the extent such shares are available for purchase. However, in the event the minimum number of shares of Common Stock that must be purchased times the price per share exceeds five hundred dollars ($500), then the minimum purchase requirement shall be reduced to such number of shares that, when multiplied by the price per share, the aggregate price for any such minimum purchase of shares of Common Stock shall not exceed five hundred dollars ($500).

          (d) Shares of Common Stock subscribed for in the Subscription Offering, the Community Offering, and any Syndicated or Public Offering or purchased in some other manner shall be aggregated for purposes of determining if the limitations of this Section 3.10(a) and (b) have been violated.

          (e) Depending upon market or financial conditions, the Board of Directors of the Association and the Holding Company, without further approval of the Members, may decrease or increase the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5%. Notwithstanding the foregoing, the maximum purchase limitation set forth in Section 3.10(a) above may be increased up to 9.99% provided that orders for Common Stock exceeding 5% of the shares being offered shall not exceed, in the aggregate, 10% of the total offering. If the Association and the Holding Company increase the maximum purchase limitations, the Association and the Holding Company are only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Association and the Holding Company, resolicit certain other large subscribers.

          In the event shares of Common Stock are sold in excess of the maximum of the Estimated Price Range (the "Adjusted Maximum"), such shares will be allocated in the following order of priority: (i) to fill the Tax-Qualified Employee Stock Benefit Plans' subscription to the Adjusted Maximum; (ii) in the event that there is an oversubscription at the Eligible Account Holder level, to fill unfulfilled subscriptions of Eligible Account Holders exclusive of the Adjusted Maximum in accordance with Section 3.04(a); (iii) in the event there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders exclusive of the Adjusted Maximum in accordance with Section 3.04(c); (iv) in the event that there is an oversubscription at the Other Member level, to fill unfulfilled subscriptions of Other Members exclusive of the Adjusted Maximum in accordance with Section 3.04(d); and (v) to fill unfulfilled Subscriptions in the Community Offering exclusive of the Adjusted Maximum in accordance with Section 3.05.

          Each Person purchasing Common Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations set forth in this Plan.

          (f) As used in this Section 3.10, the Officers and Directors of both the Association and the Holding Company shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Officers or Directors of the Association or the Holding Company.

          SECTION 3.11 TIME LIMITS FOR SALE OF SHARES; EFFECT OF INABILITY TO SELL. All shares of Common Stock not subscribed for at the completion of the Subscription Offering shall be sold within 45 days after completion of the Subscription Offering, or such longer period as the OTS may approve. If all shares are not sold as provided for herein, the Association and the Holding Company will consult with the OTS to determine an alternative method of sale.
In such event and if required by the OTS or the Securities and Exchange Commission, a resolicitation of those Persons who have subscribed for shares will be made. If such an alternative method is not agreed upon, the Conversion and the Reorganization will not be effected, the Association will remain in mutual form, all funds submitted to the Association and the Holding Company as payment for shares of the Common Stock will be returned to subscribers, with interest as provided herein, and all withdrawal authorizations will be canceled.

          SECTION 3.12 ENFORCEMENT OF TERMS AND CONDITIONS. The Association and the Holding Company shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate, or advisable in order to monitor and enforce the terms, conditions, limitations, and restrictions contained in this Article III and elsewhere in this Plan and the terms, conditions, and representations contained in the Order Forms, including, but not limited to, the right to require any subscriber or purchaser to provide evidence, in a form satisfactory to the Association, of such Person's eligibility to subscribe for or purchase shares of the Common Stock under the terms of this Plan and the absolute right (subject only to any necessary regulatory approvals or concurrence) to reject, limit, or revoke acceptance of any subscription or order and to delay, terminate, or refuse to consummate any sale of Common Stock that they believe might violate, or is designed to, or is any part of a plan to evade or circumvent such terms, conditions, limitations, restrictions, and representations. Any such action shall be final, conclusive, and binding on all Persons, and the Association and the Holding Company and their respective Boards of Directors shall be free from any liability to any Person on account of any such action.


                                   ARTICLE IV

                              CERTAIN RESTRICTIONS


          SECTION 4.01 SALE OF SHARES PURCHASED BY DIRECTORS OR OFFICERS. All shares of the Common Stock purchased or acquired (either directly or indirectly) by the Directors or Officers of the Association or of the Holding Company on original issue in the Conversion either directly from the Holding Company (by subscription or otherwise) or from the Underwriters (or otherwise beneficially owned by such Directors or Officers immediately after such original issuance) shall be subject to the restriction that the shares shall not be sold for a period of one year following the date of purchase. Such restriction shall not apply to the shares of any such

Director or Officer in the event of the death of such Person. In addition, such restriction shall not apply to shares held by any Tax-Qualified Employee Stock Benefit Plan. In connection with the shares of the Common Stock that are subject to this restriction on resale:

          (a) Each certificate for such shares shall bear a legend giving appropriate notice of such restriction.

          (b) Appropriate instructions shall be issued to the transfer agent for the Common Stock with respect to applicable restrictions on transfer of any such restricted stock.

          (c) Any shares issued as a stock dividend, stock split, or otherwise with respect to any such restricted stock shall be subject to the same restrictions as applicable to such originally restricted stock until the restrictions respecting such originally restricted stock are terminated, and any certificate for such shares shall bear a legend advising of such restrictions.

          SECTION 4.02 SUBSEQUENT PURCHASES OF SHARES BY OFFICERS AND DIRECTORS. For a period of three years following the Effective Date, no Officer or Director of the Association or the Holding Company (or any person who was an Officer or Director of the Association or the Holding Company at any time after the date on which the Board of Directors of the Association adopts this Plan), or Associate of any of them, shall, without the prior written approval of the OTS, purchase or acquire direct or indirect beneficial ownership of any shares of the capital stock of the Holding Company, except through a registered broker or dealer. This restriction shall not apply to any purchase or acquisition effected pursuant to any Benefit Plan, nor to negotiated transactions involving more than one percent (1%) of the outstanding shares of common stock of the Holding Company. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his investment representative (a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction).

          SECTION 4.03  ACQUISITION OF CONTROL.

          (a) In accordance with OTS regulations, for a period of not less than three years (or such longer period as may be subsequently authorized under the Conversion Regulations for savings associations converting to stock form) following the Effective Date, no Person or group of Persons Acting in Concert shall, directly or indirectly, offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of any equity security of the Holding Company or the Association without the prior consent of the OTS.
For purposes of this Section 4.03, the term "Person" shall not include the Holding Company or any majority-owned subsidiary thereof, or any Tax-Qualified Employee Stock Benefit Plan or any trust or custodial arrangement established in connection with any such plan; provided, that the plan or plans do not have beneficial ownership in the aggregate of more than twenty-five percent (25%) of any class of equity security of the Association or the Holding Company.

          (b) The charter of the Association will contain a provision stipulating that, for a period of five years following the Effective Date, no Person or group of Persons Acting in Concert, except the Holding Company (if a holding company form of organization is utilized), shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of an equity security of the Association, without the prior written approval of the OTS. In addition, such charter may also provide that for a period of five years following conversion shares beneficially owned in violation of the above-described charter provision shall not be entitled to vote and shall not be voted by any Person or counted as voting stock in connection with any matter submitted to stockholders for a vote. In addition, the charter will contain provisions providing that special meetings of the stockholders relating to changes in control or amendment of the charter may only be called by the Board of Directors and that shareholders shall not be permitted to cumulate their votes for the election of directors.

          (c) The Certificate of Incorporation of the Holding Company contains a provision to the effect that any record owner of any outstanding shares of the Holding Company's common stock who beneficially owns in excess of 10% of such outstanding shares shall be entitled to cast only one one-hundredth (1/100) of one vote per share with respect to any shares held in excess of 10%. In addition, the Certificate of Incorporation and Bylaws of the Holding Company contain provisions for staggered terms of the directors, noncumulative voting for directors, limitations on the calling of special meetings, a fair price provision for certain business combinations, and certain notice requirements.

          (d) For the purposes of this Section 4.03:

          (i) The term "Person" includes an individual, a group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate, or any other group formed for the purpose of acquiring, holding, or disposing of securities of an insured institution;

          (ii) The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value;

          (iii) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law, or otherwise; and

          (iv) The term "security" includes non-transferable subscription rights issued pursuant to a plan of conversion as well as a "security" as defined in 15 U.S.C. (S) 8c(a)(10).

                                   ARTICLE V

             EFFECT OF CONVERSION; CERTAIN COVENANTS AND AGREEMENTS


          SECTION 5.01 RESTATED CHARTER AND ADOPTION OF NEW BYLAWS; NAME OF CONVERTED ASSOCIATION. The Association shall take all appropriate steps to amend and restate its Charter to read in the form of a charter for a federal stock savings and loan association as specified in the Rules and Regulations of the OTS and approved by the Board of Directors of the Association. The Association shall also take all appropriate steps to adopt Bylaws sufficient for a federal stock savings and loan association. The name of the converted Association shall be Home Federal Savings and Loan Association of Elgin. By voting to adopt this Plan, Members of the Association will be voting to adopt a Federal Stock Charter and Bylaws for a Federal Stock Savings Association attached as Exhibits I and II to this Plan. The effective date of the Association's stock charter and bylaws shall be the Effective Date.

          SECTION 5.02 EFFECT OF CONVERSION AND REORGANIZATION. On the Effective Date, the Association shall cease to be a mutual institution and shall simultaneously become a stock institution. All of the property, rights, powers, franchises, debts, liabilities, obligations, and duties of the mutual institution shall continue as such in the stock institution, and all deposits in the mutual institution shall remain as deposits of equal character and value in the stock institution. The corporate existence of the Association shall not terminate, and the converted Association shall be a continuation of the mutual institution that existed immediately before the filing of the Federal Stock Charter. The Holding Company shall purchase the common stock of the Association with such amount from the net proceeds received by the Holding Company from the sale of the Common Stock as shall be determined by the Board of Directors of the Association and the Board of Directors of the Holding Company and as shall be approved by the OTS, with the result that the Association will become a wholly-owned subsidiary of the Holding Company.

          SECTION 5.03 LIQUIDATION ACCOUNT. The Association shall establish at the time of the Conversion a liquidation account (the "Liquidation Account") for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain a Savings Account in the Association. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to his or her Savings Account, hold a related inchoate interest in a portion of the liquidation account balance, in relation to his or her Savings Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, as applicable, or to such balance as it may be subsequently reduced, as hereinafter provided.

          The initial Liquidation Account balance shall be equal to the net worth of the Association (adjusted to reflect generally accepted accounting principles) as of the latest practicable date prior to the Conversion. The initial Liquidation Account balance shall not be increased, and shall be subject to downward adjustment to the extent of any downward adjustment to the Subaccount Balance of any Eligible Account Holder or Supplemental Eligible Account Holder in accordance with Section 563b.3(f)(5) of the Conversion Regulations.

          The initial Subaccount Balance for a Savings Account held by an Eligible Account Holder or Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of such Eligible Account Holder's or Supplemental Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Association.

          Such initial Subaccount Balance shall not be increased, but shall be subject to downward adjustment as follows. If, at the close of business on any annual closing date, commencing on or after the Effective Date, the deposit balance in the Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Savings Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, as applicable, or (ii) the amount of the Qualifying Deposit in such Savings Account, the Subaccount Balance for such Savings Account shall be adjusted by reducing such Subaccount Balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the Subaccount Balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related Subaccount shall be reduced to zero. For this purpose, a time account shall be deemed to be closed upon its maturity date regardless of any renewal thereof.

          A distribution of each Subaccount Balance may be made only in the event of a complete liquidation of the Association. Following all payments to creditors (including those to Account Holders to the extent of their Savings Accounts), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the Liquidation Account in the amount of the then adjusted Subaccount Balance for his or her Savings Account then held. Liquidating distributions will be made to such Eligible Account Holders and Supplemental Eligible Account Holders before any liquidation distribution may be made to any holders of the Association's capital stock. No merger, consolidation, purchase of bulk assets with assumption of Savings Accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the Association is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such a transaction, the liquidation account shall be assumed by the surviving institution.

          The Association shall not be required to set aside funds for the purpose of establishing the liquidation account and, except as provided in this
Section 5.03, the existence of such account shall not operate to restrict the use or application of any of the net worth or shareholders' equity accounts of the Association subsequent to the Conversion.

          SECTION 5.04 VOTING RIGHTS. Except as may be provided in the Federal Stock Charter of the Association pursuant to any amendment thereto subsequent to the Effective Date, the holders of the common stock of the Association shall have exclusive voting rights upon the Effective Date. Except as may be provided in the Certificate of Incorporation of the Holding Company pursuant to any amendment thereto subsequent to the Effective Date, the holders of the common stock of the Holding Company shall have exclusive voting rights upon the Effective Date.

          SECTION 5.05 ISSUANCE OF STOCK. Subsequent to the Effective Date, the Board of Directors of the Association, subject to the provisions of the Federal Stock Charter and the Bylaws of the Association, shall have the authority to issue any of the authorized, unissued, and unreserved shares of common and preferred stock and to fix the relative rights, preferences, and limitations of such preferred stock. Except as may be required by the Conversion Regulations or otherwise, the Board of Directors of the Association shall have sole discretion in the decision to issue such shares, and no shareholder approval will be required for the issuance of such shares.

          Subsequent to the Effective Date, the Board of Directors of the Holding Company, subject to the provisions of the Certificate of Incorporation and the Bylaws of the Holding Company, shall have the authority to issue any of the authorized, unissued, and unreserved shares of common and preferred stock and to fix the relative designations, powers, preferences, rights, qualifications, limitations, and restrictions of such preferred stock. Except as may be required by the Delaware General Corporation Law or otherwise, the Board of Directors of the Holding Company shall have sole discretion in the decision to issue such shares, and no shareholder approval will be required for the issuance of such shares.

          SECTION 5.06 DIRECTORS OF CONVERTED ASSOCIATION. Following the Conversion, the business and affairs of the Association shall be managed by a Board of Directors. Upon the Effective Date, the Board of Directors of the Association shall be divided into three classes with respect to term of office, each class to contain, as near as may be possible, one-third of the entire Board of Directors of the Association. Each person serving as a Director of the Association on the Effective Date shall be appointed by the Board of Directors to one of the three classes and shall serve as a director until the expiration of his or her term and until his or her successor is elected and qualified. One class of directors shall have a term of office expiring at the first annual meeting of shareholders, the second class shall have a term of office expiring at the second annual meeting of shareholders, and the third class shall have a term of office expiring at the third annual meeting of shareholders. Directors elected at each annual meeting of shareholders (other than directors elected to fill vacancies) shall be elected to serve for a term of three years and until their successors are elected and qualified.

          SECTION 5.07 EMPLOYMENT AGREEMENTS. The Association and the Holding Company may enter into employment agreements with such officers and employees and upon such terms and conditions as the Board of Directors of the Association and the Board of Directors of the Holding Company shall determine.

          SECTION 5.08 MARKET FOR THE COMMON STOCK. Upon the Effective Date, or as soon thereafter as practicable within the time period required by applicable laws and regulations, the Common Stock shall be registered pursuant to the Securities Exchange Act of 1934, as amended, and shall not be deregistered for a period of three years following the Effective Date. The requirement of maintenance of registration for three years may be fulfilled by any successor to the Association or any holding company of the Association. In addition, the Holding Company shall use its best efforts to list the Common Stock on a national or regional securities exchange or on the National Association of Securities Dealers Automated Quotation System and to encourage and assist one or more market makers to establish and maintain a market for the Common Stock.

          SECTION 5.09 PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK. The Association shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below (i) the amount required for the Liquidation Account or (ii) the federal regulatory capital requirement in Section 567.2 of the Rules and Regulations of the OTS. Otherwise, the Association may declare dividends, make capital distributions or repurchase its stock in accordance with applicable law and regulations.


                                   ARTICLE VI

              CONDITIONS TO CONVERSION; AMENDMENT AND TERMINATION;
                                 MISCELLANEOUS


          SECTION 6.01 CONDITIONS TO CONVERSION. The conversion of the Association pursuant to this Plan is expressly conditioned upon the following:

          (a) Prior receipt by the Association of rulings of the United States Internal Revenue Service and the State of Illinois taxing authorities, or opinions of counsel, substantially to the effect that the Conversion will not result in any adverse federal or state tax consequences to Eligible Account Holders or to the Association and the Holding Company before or after the Conversion;

          (b) The sale of all of the Common Stock offered in the Conversion; and

          (c) The completion of the Conversion within the time period specified in Section 6.04.

          SECTION 6.02 TERMINATION OF REORGANIZATION. If the proposed Reorganization may result in tax consequences which, in the judgment of the Board of Directors of the Association, are materially adverse to the Holding Company, the Association, or the Members, or, if for any other reason, the Board of Directors determines that the Reorganization is not in the best interests of the Association or its members, then the Board of Directors of the

Association may, in its discretion, elect not to proceed with the Reorganization and substitute the common stock of the Association for the Common Stock; in such event, all subscriptions received in the Subscription Offering, the Community Offering, and any Public Offering will be deemed to be subscriptions to purchase the common stock of the Association, all of the provisions of this Plan relating to the Common Stock will be deemed to pertain to the common stock of the Association on the same terms and conditions that such provisions pertain to the Common Stock, and all of the references in this Plan to the Holding Company shall be deemed to refer to the Association or shall have no effect, as the context of the reference requires.

          SECTION 6.03 AMENDMENT OR TERMINATION OF THE PLAN. If deemed necessary or desirable by the Board of Directors of the Association and the Board of Directors of the Holding Company, this Plan may be substantively amended as a result of comments from regulatory authorities, as a result of any provision contained in this Plan being held invalid, void or unenforceable by a court or regulatory authority of competent jurisdiction, or otherwise, at any time prior to solicitation of proxies from Members to vote on the Plan and at any time thereafter with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members with the approval of the OTS shall not necessitate further approval by the Members unless otherwise required by the OTS. This Plan may be terminated by the Board of Directors of the Association at any time prior to the Special Meeting and at any time thereafter with the concurrence of the OTS.

          By adoption of the Plan, the Members of the Association authorize the Board of Directors to amend or terminate the Plan under the circumstances set forth in this Section.

          SECTION 6.04 COMPLETION DATE. The Conversion must be completed within 24 months of the approval of the Plan by the Voting Members, unless a longer time period is permitted by governing laws and regulations. The Conversion shall be deemed to take place and be effective upon the completion of all requisite organizational procedures for obtaining a Federal Stock Savings Association Charter for the Association and sale of all Common Stock.

          SECTION 6.05 EXPENSES OF THE CONVERSION. The Association shall use its best efforts to assure that expenses incurred by it in connection with the Conversion shall be reasonable.

          SECTION 6.06 INTERPRETATION. Subject to applicable law as set forth in Section 6.08, all interpretations of this Plan and all applications of the provisions of this Plan to particular circumstances by a majority of the Board of Directors of the Association shall be final, subject to the authority of the OTS.

          SECTION 6.07 SEVERABILITY. If any term, provision, covenant or restriction contained in this Plan is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Plan shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

          SECTION 6.08 MISCELLANEOUS. This Plan is to be governed by and construed in accordance with the laws of the United States and of the State of Illinois. None of the cover page, the table of contents, or the article or section headings are to be considered a part of this Plan, but are included solely for convenience of reference and shall in no way define, limit, extend, or describe the scope or intent of any of the provisions hereof. Words in the singular include the plural, and words in the plural include the singular. Except for such rights as are set forth herein for Members, this Plan shall create no rights in any Person.

                                                                       EXHIBIT I
                                                                       ---------
                             FEDERAL STOCK CHARTER

                                       OF

               HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN



          SECTION 1. CORPORATE TITLE. The full corporate title of the association is HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN, ( the "Association").

          SECTION 2. OFFICE. The home office of the Association shall be located at Elgin, in the County of Kane, State of Illinois.

          SECTION 3. DURATION. The duration of the Association is perpetual.

          SECTION 4. PURPOSE AND POWERS. The purpose of the Association is to pursue any or all of the lawful objectives of a Federal savings association chartered under Section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the "Office").

          SECTION 5. CAPITAL STOCK. The total number of shares of all classes of the capital stock which the Association has the authority to issue is twenty-five million (25,000,000), of which twenty million (20,000,000) shall be common stock of par value of one dollar ($1.00) per share and of which five million (5,000,000) shall be preferred stock, par value of one dollar ($1.00) per share. The shares may be issued from time to time as authorized by the board of directors without the approval of the Association's shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Association. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Association), labor or services actually performed for the Association, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the board of directors of the Association, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Association which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

          Except for shares issuable in connection with the conversion of the Association from the mutual to stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Association other than as part of a general public offering or as qualifying shares to a director, unless the issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

          Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share; provided, that this restriction on voting separately by class or series shall not apply:

          (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

          (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Association with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Association if the preferred stock is exchanged for securities of such other corporation; provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office or the Federal Deposit Insurance Corporation;

          (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving association in a merger or consolidation for the Association, shall not be considered to be such an adverse change.

          A description of the different classes and series (if any) of the Association's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

          A.   Common stock.  Except as provided in this Section 5 (or in any
               ------------
               supplementary sections thereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

               Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

               In the event of any liquidation, dissolution, or winding up of the Association, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Association available for distribution remaining after: (i) payment or provision for payment of the Association's debts and liabilities;
               (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Association. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

          B.   Preferred stock.  The Association may provide in supplementary
               ---------------
               sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

               (a) the distinctive serial designation and the number of shares constituting such series;

               (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

               (c) The voting powers, full or limited, if any, of the shares of such series;

               (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

               (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Association;

               (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

               (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Association and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

               (h) The price or other consideration for which the shares of such series shall be issued; and

               (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

          Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

          The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

          Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the Association shall file with the Secretary to the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

          SECTION 6. PREEMPTIVE RIGHTS. Holders of the capital stock of the Association shall not be entitled to preemptive rights with respect to any shares of the Association which may be issued.

          SECTION 7. DIRECTORS. The Association shall be under the direction of a board of directors. The authorized number of directors, as stated in the Association's bylaws, shall not be fewer than five nor more than 15 except when a greater number is approved by the Director of the Office.

          SECTION 8. CERTAIN PROVISIONS APPLICABLE FOR FIVE YEARS. Notwithstanding anything contained in the Association's charter or bylaws to the contrary, for a period of five years from the date of completion of the conversion of the Association from mutual to stock form, the following provisions shall apply:

          A.   Beneficial Ownership Limitation.  No person shall directly or
               -------------------------------
               indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of any class of an equity security of the Association. This limitation shall not apply to a transaction in which the Association forms a holding company without change in the respective beneficial ownership interests of its shareholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under (S) 574.3(c)(1)(vi) of the Office's regulations.

               In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote.

               For purposes of this Section 8, the following definitions apply:

               (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Association.

               (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

               (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

               (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

          B.   Call for Special Meetings.  Special meetings of shareholders
               -------------------------
               relating to changes in control of the Association or amendments to its charter shall be called only upon direction of the board of directors.

          SECTION 9. NO CUMULATIVE VOTING. Shareholders shall not be permitted to cumulate their votes for election of directors.

          SECTION 10. AMENDMENT OF CHARTER. Except as provided in Section 5, no amendment, addition, alteration, change or repeal of this charter shall be made, unless such is first proposed by the board of directors of the Association, then preliminarily approved by the Office, which preliminary approval may be granted by the Office pursuant to regulations specifying preapproved charter amendments, and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change or repeal so acted upon shall be effective upon filing with the Office in accordance with regulatory procedures or on such other date as the Office may specify in its preliminary approval.

          SECTION 11. LIQUIDATION ACCOUNT. Pursuant to the requirements of Office's regulations (12 C.F.R. subchapter D) the Association shall establish and maintain a liquidation account for the benefit of its savings account holders as of March 31, 1995 and _____________, 1996, as applicable, depending on whether such savings account holders qualify as Eligible Account Holders or Supplemental Eligible Account Holders, as defined in the Plan of Conversion, adopted by the Board of Directors of the Association as of April 18, 1996 and as amended and restated on June 6, 1996 ("eligible savers"). In the event of a complete liquidation of the Association, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the Association's eligible savers' inchoate interest in the liquidation account, to the extent it is still in existence; provided, that an eligible saver's inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the Association's shareholders.

     As adopted by the Association's members on ____________, 1996 to be effective on the date the Association converts from mutual to stock form of organization.


                                        HOME FEDERAL SAVINGS AND LOAN
                                        ASSOCIATION OF ELGIN



Attest:__________________________       By:___________________________________
        Kathleen A. Schroeder              George L. Perucco
        Secretary of the Association       President and Chief Executive Officer
                                            of the Association



                                         OFFICE OF THRIFT SUPERVISION



Attest:__________________________        By:__________________________________
        Secretary of the Office of
          Thrift Supervision


Declared effective on the
[     ] day of [          ], 1996.

                                                                      EXHIBIT II
                                                                      ----------
                                     BYLAWS

                                       OF

               HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN


                                   ARTICLE I

                                  HOME OFFICE
                                  -----------

          The home office of Home Federal Savings and Loan Association of Elgin (the "Association") shall be at 16 N. Spring Street, Elgin, in the County of Kane, in the State of Illinois.


                                   ARTICLE II

                                  SHAREHOLDERS
                                  ------------

          SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the home office of the Association or at such other place in the State in which the principal place of business of the Association is located as the board of directors (the "Board") may determine.

          SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Association for the election of directors and for the transaction of any other business of the Association shall be held annually within 120 days after the end of the Association's fiscal year at such date and time within such 120-day period as the Board may determine.

          SECTION 3. SPECIAL MEETINGS. For a period of five years from the date of the completion of the conversion of the Association from mutual to stock form, special meetings of the shareholders relating to a change in control of the Association or to an amendment of the charter of the Association may be called only by the Board. Subject to the immediately preceding sentence, special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision (the "Office"), may be called at any time by the President or a resolution of at least three-fourths of the entire Board, and shall be called by the President or the Secretary upon the written request of the holders of not less than 10% of all of the outstanding capital stock of the Association entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Association addressed to the President or the Secretary. Special meetings shall be held on the date and at the time and place as may be designated by the Board. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

          SECTION 4. CONDUCT OF MEETINGS. The President shall serve as chairman at all meetings of the shareholders. If the President is absent or otherwise unable to so serve, such other person as shall be appointed by a majority of the entire Board of Directors shall serve as chairman at any meeting of shareholders held in such absence. The Secretary or, in his or her absence, such other person as the chairman of the meeting shall appoint, shall serve as secretary of the meeting. The chairman of the meeting shall conduct all meetings of the shareholders in accordance with the best interests of the Association and shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate.

          SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail addressed to the shareholder at the address as it appears on the stock transfer books or records of the Association as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

          SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 20 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment.

          SECTION 7. VOTING LISTS. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Association shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Association and shall be subject to inspection by any shareholder at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer books shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

          In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the Board may elect to follow the procedures prescribed in (S) 552.6(d) of the Office's regulations as now or hereafter in effect.

          SECTION 8. QUORUM. A majority of the outstanding shares of the Association entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

          SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact and filed with the Secretary of the Association before being voted. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest. The Association may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date.

          SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the Association to the contrary, at any meeting of the shareholders of the Association any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

          SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Neither treasury shares of its own stock held by the Association nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Association, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

          SECTION 12. NO CUMULATIVE VOTING. Shareholders shall not be permitted to cumulate their votes for the election of directors.

          SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the President may or, on the request of not fewer than 10 percent of the votes represented at the meeting, shall make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board in advance of the meeting or at the meeting by the President.

          Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

          SECTION 14. NOMINATING COMMITTEE. The Nominating Committee of the Board shall select the management nominees for election as directors. Except in the case of a nominee substituted as a result of the withdrawal, death or other incapacity of a management nominee, the Nominating Committee shall deliver written nominations to the Secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Association. No nominations for directors except those made by the Nominating Committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the Secretary of the Association at least five days prior to the date of the annual meeting. In the event that a person is validly designated as a nominee in accordance with this Section 14 and shall thereafter become unwilling or unable to stand for election to the Board, the Board may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary of the Association. Upon delivery, any such nomination by the shareholders or by the Board shall be posted in a conspicuous place in each office of the Association. Ballots bearing the names of all persons nominated by the Nominating Committee and by shareholders shall be provided for use at the annual meeting. However, if the Nominating Committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

          SECTION 15. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Association at least five days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

          SECTION 16. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action that may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.


                                  ARTICLE III

                               BOARD OF DIRECTORS
                               ------------------

                                                            SECTION 1.  GENERAL
POWERS. The business and affairs of the Association shall be under the direction of its Board.

          SECTION 2. NUMBER AND TERM. The Board shall consist of eight (8) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified, except when a nominee is elected (a) for a shorter term to equalize the size of the classes or (b) by the Board to fill a vacancy on the board, in which case a director so elected shall serve until the next election of directors by the shareholders. One class shall be elected by ballot annually. The Board may by a two-thirds vote of the full Board increase or decrease the number of directors of the Association to not fewer than five nor more than 15, except when a greater number is approved by the Director of the Office.

          SECTION 3. REGULAR MEETINGS. A regular meeting of the Board shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board may provide, by resolution, the time and place, within the Association's normal lending territory, for the holding of additional regular meetings without other notice than such resolution.

          SECTION 4. QUALIFICATION. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Association unless the Association is a wholly owned subsidiary of a holding company.

          SECTION 5. SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the President or at least sixty percent (60%) of the directors then in office. The persons authorized to call special meetings of the Board may fix any place, within the Association's normal lending territory, as the place for holding any special meeting of the Board called by such persons.

          SECTION 6. NOTICE. Written notice of any special meeting shall be given to each director at least twenty-four (24) hours prior thereto when delivered personally or by overnight courier, telegram, electronic transmission or fax or at least five days prior thereto when delivered by mail. Such notice shall be sent to the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid, when delivered to the telegraph company if sent by telegram, when transmission is made if sent by electronic transmission or by fax or when delivered to the recipient if sent by overnight courier. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

          SECTION 7.  QUORUM.  A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

          SECTION 8. MANNER OF ACTING. The act of the majority of the Board present at a meeting at which a quorum is present shall be the act of the Board, unless a greater number is prescribed by regulation of the Office or by these bylaws.

          SECTION 9. CONDUCT OF MEETINGS; ATTENDANCE AT MEETINGS BY CONFERENCE TELEPHONE. Meetings of the Board shall be presided over by the President or such other director or officer as the President shall designate. If the President is absent from any meeting of the Board, the presiding officer shall be the then senior member of the Board in terms of length of service on the Board (which length of service shall include length of service on the Board of Directors of any predecessors to the Association). The Secretary or, in his or her absence, a person appointed by the President (or other presiding person) shall act as secretary of the meeting. The President (or other person presiding) shall conduct all meetings of the Board in accordance with the best interests of the Association and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings. Any one or more directors may participate in a meeting of the Board or a committee of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

          SECTION 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board, or by any committee thereof, at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Board or of the committee, as the case may be.

          SECTION 11. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Association addressed to the President or the Secretary. Unless otherwise specified, such resignation shall take effect upon receipt by the President or the Secretary. More than three consecutive absences from regular meetings of the Board, unless excused by resolution of the Board, shall automatically constitute a resignation, effective when such resignation is accepted by the Board.

          SECTION 12. VACANCIES. Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board for a term of office continuing only until the next election of directors by the shareholders.

          SECTION 13. COMPENSATION. Directors, as such, may receive a stated salary for their services. By resolution of the Board, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board may determine.

          SECTION 14. PRESUMPTION OF ASSENT. A director of the Association who is present at a meeting of the Board at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Association within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

          SECTION 15. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Association's charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

          SECTION 16. DIRECTOR EMERITUS. Each director who has served as a member of the Board who voluntarily resigns or retires as a director shall be eligible to be elected to the honorary position of director emeritus by vote of the Board at any meeting and will be privileged to attend all meetings of the Board but shall not be eligible to vote on any matter.

                                  ARTICLE IV

                         EXECUTIVE AND OTHER COMMITTEES
                         ------------------------------

          SECTION 1. APPOINTMENT. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

          SECTION 2. AUTHORITY. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Association, or recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Association otherwise than in the usual and regular course of its business; a voluntary dissolution of the association; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

          SECTION 3.  TENURE. Subject to the provisions of Section 8 of this
Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

          SECTION 4. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

          SECTION 5. QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

          SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

          SECTION 7. VACANCIES. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

          SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Association. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 9. PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

          SECTION 10. OTHER COMMITTEES. The board of directors may by resolution establish an audit, loan or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Association and may prescribe the duties, constitution, and procedures thereof.

                                   ARTICLE V

                                    OFFICERS
                                    --------

          SECTION 1. POSITIONS. The officers of the Association shall be a president, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate a chairman of the board as an officer. The president shall be the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the Association. The offices of the secretary and treasurer may be held by the same person, and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Association may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

          SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Association shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the Association to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

          SECTION 3. REMOVAL. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Association will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

          SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

                                                            SECTION 5.
REMUNERATION. The remuneration of the officers shall be fixed from time to time by the board of directors.

          SECTION 6. AGE LIMITATION OF OFFICERS. No officer of the Association who is described in section 12(c) of the Age Discrimination in Employment Act of 1967, as amended, shall continue to serve as an officer of the Association beyond the end of the month in which his or her seventieth (70th) birthday occurs. Unless otherwise provided by the board of directors by resolution, the provisions of this Section 6 shall not be applicable to any person who has served continuously as an officer of the Association from and after the date of the adoption of these Bylaws.



                                   ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

          SECTION 1. CONTRACTS. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board may authorize any officer, employee or agent of the Association to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Association. Such authority may be general or confined to specific instances.

          SECTION 2. LOANS. No loans shall be contracted on behalf of the Association and no evidence of indebtedness shall be issued in its name unless authorized by the Board. Such authority may be general or confined to specific instances.

          SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment or money, notes or other evidences of indebtedness issued in the name of the Association shall be signed by one or more officers, employees or agents of the Association in such manner as shall from time to time be determined by the Board.

          SECTION 4. DEPOSITS. All funds of the Association not otherwise employed shall be deposited from time to time to the credit of the Association in any duly authorized depositories as the Board may select.

                                  ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER
                   ------------------------------------------

          SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Association shall be in such form as shall be determined by the Board and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Association authorized by the Board, attested by the Secretary or an assistant secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Association itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue shall be entered on the stock transfer books of the Association. All certificates surrendered to the Association for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Association as the Board may prescribe.

          SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the Association shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Association. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Association shall be deemed by the Association to be the owner for all purposes.


                                  ARTICLE VIII

                           FISCAL YEAR; ANNUAL AUDIT
                           -------------------------

          The fiscal year of the Association shall end on the 31st day of December of each year. The Association shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board. The appointment of such accountants shall be subject to annual ratification by the shareholders.


                                   ARTICLE IX

                                   DIVIDENDS
                                   ---------

          Subject to the terms of the Association's charter and the regulations and orders of the Office, the Board may, from time to time, declare, and the Association may pay, dividends on its outstanding shares of capital stock.

                                   ARTICLE X

                                 CORPORATE SEAL
                                 --------------

          The Board shall provide a seal for the Association, which shall be two concentric circles between which shall be the name of the Association. The year of incorporation or an emblem may appear in the center.


                                   ARTICLE XI

                                   AMENDMENTS
                                   ----------

          These bylaws may be amended in a manner consistent with regulations of the Office at any time by a majority vote of the full Board or by a majority vote of the votes cast by the shareholders of the Association at any legal meeting.


                                  ARTICLE XII

                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

          The Association shall indemnify its directors, officers and employees in accordance with the following requirements:

          SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following definitions apply for purposes of this Article XII:

          (i) Action. The term "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal or otherwise, including any appeal or other proceeding for review;

          (ii) Court. The term "court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

          (iii) Final judgment. The term "final judgment" means a judgment, decree or order that is not appealable or as to which the period for appeal has expired with no appeal taken.

          (iv) Settlement. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.

          (b) References in this Article XII to any individual or other person, including any savings bank, shall include legal representatives, successors and assigns thereof.

          SECTION 2.  INDEMNIFICATION.  Subject to Sections 3 and 7 of this
Article XII, the Association shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Association for:

     (a) Any amount for which that person becomes liable under a judgment in such action; and

          (b) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this Article XII if he or she attains a favorable judgment in such action.

          SECTION 3. REQUIREMENTS FOR INDEMNIFICATION. Indemnification shall be made to such person under Section 2 of this Article XII only if:

          (a) Final judgment on the merits is in his or her favor; or

          (b)  In case of:

               (i)  settlement;

               (ii) final judgment against him or her; or

               (iii) final judgment in his or her favor, other than on the merits,

          if a majority of the disinterested directors of the Association determines that he or she was acting in good faith within the scope of his or her employment or authority as he or she could have reasonably perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Association or its shareholders.

However, no indemnification shall be made unless the Association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement and any disposition of the matter by a court. Such notice, a copy thereof and a certified copy of the resolution containing the required determination by the Board shall be sent to the District Director of the Office, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the Director of the Office advises the Association in writing, within such notice period, of his or her objection thereto.

          SECTION 4. INSURANCE. The Association may obtain insurance to protect it and its directors, officers and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts committed in their capacity as directors, officers or employees. However, the Association may not obtain insurance that provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

          SECTION 5. PAYMENT OF EXPENSES. If a majority of the directors of the Association concludes that, in connection with an action, any person ultimately may become entitled to indemnification under this Article XII, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this Section 5 shall prevent the directors of the Association from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the Association. Before making advance payment of expenses under this Section 5, the Association shall obtain an agreement that the Association will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

          SECTION 6. EXCLUSIVENESS OF PROVISIONS. The Association shall not indemnify any person referred to in Section 2 of this Article XII or obtain insurance referred to in Section 4 of this Article XII other than in accordance with this Article XII.

          SECTION 7.  STATUTORY LIMITATION.  The indemnification provided for in
Section 2 of this Article XII is subject to and qualified by 12 U.S.C. (S) 1821(k).

          SECTION 8. SUBSEQUENT LEGISLATION OR REGULATION. If law and regulations thereunder applicable to federal stock savings associations are amended to expand the indemnification permitted to directors and officers of the Association, then the Association shall indemnify such persons to the extent permitted by such applicable law and regulations, as so amended.

                          HOME BANCORP OF ELGIN, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE



THIS CERTIFIES THAT



is the owner of



                    FULLY PAID AND NONASSESSABLE SHARES OF
                  COMMON STOCK, $.01 PAR VALUE PER SHARE, OF

                          HOME BANCORP OF ELGIN, INC.

(the "Corporation"), a corporation formed under the laws of the State of Delaware. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar. The shares represented by this certificate are not insured by the Federal Deposit Insurance Corporation or any other government agency.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.



Dated:


By:                                            By:


     Kathleen A. Schroeder                            George L. Perucco
     Secretary                                        President and Chief
                                                       Executive Officer

                          HOME BANCORP OF ELGIN, INC.

     The shares represented by this certificate are issued subject to all the provisions of the Certificate of Incorporation and Bylaws of HOME BANCORP OF ELGIN, INC. (the "Corporation"), as from time to time amended (copies of which are on file at the principal office of the Corporation), to all of which the holder by acceptance hereof assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Certificate of Incorporation.

     The Certificate of Incorporation of the Corporation contains certain provisions, applicable upon the effective date of the conversion of Home Federal Savings and Loan Association of Elgin (the "Association") from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association under the name Home Federal Savings and Loan Association of Elgin and the concurrent acquisition by the Corporation of all of the outstanding capital stock of the Association, that restrict persons from directly or indirectly acquiring or holding, or attempting to acquire or hold, the beneficial ownership of in excess of 10% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"). The Certificate of Incorporation contains a provision pursuant to which the holders of shares in excess of 10% of the Voting Stock of the Corporation are limited to one one-hundredth (1/100) of one vote per share with respect to such shares in excess of the 10% limitation. In addition, the Corporation is authorized to refuse to recognize a transfer or attempted transfer of any shares of Voting Stock to any person who beneficially owns, or who the Corporation believes would become by virtue of such transfer the beneficial owner of, in excess of 10% of the Voting Stock. These restrictions are not applicable to underwriters in connection with a public offering of the common stock, certain reorganization transactions described in the Certificate of Incorporation or to acquisitions of Voting Stock by the Corporation, any majority-owned subsidiary of the Corporation or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of the employees of the Corporation and for any subsidiary, or any trust or custodial arrangement established in connection with any such plan.

     The Certificate of Incorporation of the Corporation contains provisions providing that the affirmative vote of the holders of at least 80% of the Voting Stock of the Corporation may be required to approve certain business combinations and other transactions with persons who directly or indirectly acquire or hold the beneficial ownership of in excess of 10% of the Voting Stock of the Corporation.

     The Corporation will furnish to any stockholder upon written request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to its transfer agent and registrar.


                           _________________________


     The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common         UNIF GIFT MIN ACT.....Custodian........
TEN ENT  -  as tenants by the                 (Cust)        (Minor)
            entireties
JT TEN    - as joint tenants with        under Uniform Gifts to Minors
            right of survivorship        Act...................
            and not as  tenants in             (State)
            common


     Additional abbreviations may also be used though not in the above list

  For value received,
________________________________________________________________________________
____________________________________ hereby sell, assign and transfer unto
_______________________________________________________________________shares of
Common Stock evidenced by this Certificate, and do hereby irrevocably constitute and appoint
_______________________________________________________________________as
Attorney, to transfer the said shares on the books of the herein named Association, with full power of substitution.

Date:______________________    ________________________________________________
                                 Signature
                               ________________________________________________
                                 Signature

                    NOTICE:   The signature to this assignment must correspond
                         with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatsoever.


                           _________________________

                                  RESTRICTION
                   [Note: to be used only on certain shares]

  The shares, or any interest therein, represented by this certificate may not be sold or otherwise disposed of, directly or indirectly, by the registered holder hereof for a period of one year from the date of issuance hereof, except in the event of the death or judicial declaration of incompetency of the registered holder.